SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Inducement Plan

On May 10, 2012, the Board of Directors of the Company approved a second amendment (the “Second Amendment”) to the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc. (the “Inducement Plan”). The Inducement Plan permits the Company to issue equity awards (consisting of stock options, restricted stock and deferred stock units, or any combination thereof) to new employees of the Company or one of its subsidiaries (or following a bona fide period of non-employment) in connection with that employee’s commencement of employment if such grant is an inducement material to that employee’s entering into employment with the Company or one of its subsidiaries. The Second Amendment adds 375,000 shares to the aggregate number of shares of the Company’s common stock authorized for awards under the Inducement Plan, bringing such aggregate number of authorized shares to 775,000. The Inducement Plan is described in further detail in the Company’s Definitive Proxy Statement dated April 27, 2012, as filed with the Securities and Exchange Commission on such date.

Awards to Jerry Elliott Pursuant to Employment Offer Letter

On May 14, 2012, pursuant to the terms of his employment offer letter, Jerry V. Elliott, the Company’s executive vice president and chief financial officer, was granted options to purchase 225,000 shares of the Company’s common stock and 150,000 restricted shares of the Company’s common stock, each pursuant to the Company’s Inducement Plan. The options vest over a four-year period in equal 25% increments on the anniversaries of the grant date, and the restricted shares vest 25% on each of the second and third anniversaries of the grant date and the remaining 50% on the fourth anniversary of the grant date. In addition, Mr. Elliott was granted a performance-based cash award, with the target amount of the award set at $600,000. The amount of cash he will receive will range from 0% to 200% of the target amount, depending upon the extent to which the Company meets certain performance thresholds, including with respect to the Company’s net customer additions and adjusted operating income before depreciation and amortization (“OIBDA”), for each of 2012 and 2013. One-half of any cash award earned would be paid on or after December 31, 2013, and the remaining one-half would be paid on or after December 31, 2014, in each case subject to Mr. Elliott’s continued employment with the Company through that date. In order for any cash amount to be paid on the foregoing dates, however, the closing price of the Company’s common stock for the prior 30-day period (or for a subsequent 30-day period) must be at or above the closing price of the Company’s stock on the original date of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: May 14, 2012
	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary